UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2015 (October 27, 2015)

Coty Inc.

(Exact Name of Registrant as Specified in its Charter)

DE	001-35964	13-3823358
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

350 Fifth Avenue New York, NY	10118
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 389-7300

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry into a Material Definitive Agreement

Credit Agreement

On October 27, 2015 (the “Closing Date”), Coty Inc. (“Coty”) entered into a Credit Agreement (the “Credit Agreement”) with the other borrowers party thereto from time to time, the lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the other agents from time to time party thereto. The Credit Agreement provides for senior secured credit facilities (the “Senior Secured Facilities”) in the aggregate principal amount of $4.5 billion comprised of (i) a five year revolving credit facility in an aggregate principal amount up to $1.5 billion, (ii) a $1.75 term loan A facility and (iii) a $1.25 billion term loan B facility. A portion of the term loan B facility is denominated in Euros and the revolving credit facility is available to be borrowed by Coty in Pounds Sterling, Swiss Francs, Canadian Dollars, Euros and other currencies reasonably acceptable to the administrative agent and the revolving lenders.

On the Closing Date, the proceeds of the term loan facilities were used to refinance (i) that certain credit agreement, dated as of April 2, 2013, among Coty, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “2013 Credit Agreement”) and (ii) that certain credit agreement, dated as of March 24, 2015, among Coty, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent, and pay fees, costs and expenses (the “2015 Credit Agreement and, together with the 2013 Credit Agreement, the “Previous Credit Agreements”). The revolving credit facility will also be used for working capital needs, general corporate purposes and other purposes not prohibited by the Credit Agreement. Immediately following the closing of the Credit Agreement on the Closing Date, $220 million was outstanding under the revolving credit facility.

Interest Rate; Commitment Fee. The interest rate applicable to any borrowings under the term loan A facility and the revolving credit facility will accrue at a rate equal to, at Coty’s option, either LIBOR plus a margin of 2.00% per annum or a base rate plus a margin of 1.00% per annum, which margins are subject to certain step-downs based on Coty’s total net leverage ratio. The interest rate applicable to any borrowings under the term loan B facility will accrue at a rate equal to (a) for U.S. dollar term loans, at Coty’s option, either LIBOR (subject to a 0.75% floor) plus a margin of 3.00% or a base rate plus a margin of 2.00%, and (b) for Euro term loans, EURIBOR (subject to a 0.75% floor) plus a margin of 2.75%. Coty will pay to the revolving lenders an unused commitment fee calculated at a rate per annum equal to 0.50%, subject to certain step-downs based on Coty’s total net leverage ratio.

Repayment; Maturity. The term loan A facility is repayable in equal quarterly installments of 1.25% of the original principal amount of the term loan A facility, with the balance due on the date that is five years following the Closing Date. The term loan B facility is repayable in equal quarterly installments of 0.25% of the original principal amount of the term loan B facility, with the balance due on the date that is seven years following the Closing Date. The revolving credit facility will mature on October 27, 2020.

Mandatory Prepayments. The Credit Agreement requires that Coty make mandatory prepayments, subject to customary carve-outs and exceptions, equal to (i) 100% of debt issuances, excluding permitted debt and certain carve-outs, (ii) 100% of asset sales, subject to certain step-downs based on Coty’s secured net leverage ratio and (iii) 50% of excess cash flow, subject to certain step-downs based on Coty’s secured net leverage ratio.

Representations; Covenants; Events of Default. The Credit Agreement contains customary representations and warranties by Coty and its subsidiaries, including customary use of materiality, material adverse effect and knowledge qualifiers. The Credit Agreement also contains (a) certain affirmative covenants that impose certain reporting and/or performance obligations on Coty and its subsidiaries, (b) certain negative covenants that generally limit, subject to various exceptions, Coty and its restricted subsidiaries from taking certain actions, including, without limitation, incurring indebtedness, making investments, incurring liens, paying dividends and engaging in mergers and consolidations, sale and leasebacks and asset dispositions, (c) a financial covenant in the form of a total net leverage ratio applicable to the term A facility and the revolving credit facility and (d) customary events of default (including a change of control) for financings of this type. Obligations under the Senior Secured

Facilities may be declared due and payable upon the occurrence and during the continuance of customary events of default.

Security Agreement. Pursuant to that certain Pledge and Security Agreement, dated as of October 27, 2015 (the “Security Agreement”), by and among Coty, its wholly-owned domestic subsidiaries signatory thereto and any other wholly-owned domestic subsidiary who may become a party thereto and JPMorgan Chase Bank, N.A., as collateral agent, the Senior Secured Facilities are secured, subject to certain carve-outs and exceptions, by a first priority lien on substantially all of the assets of Coty and such wholly-owned domestic subsidiaries.

Guaranty. Pursuant to a Guaranty, dated as of October 27, 2015 (the “Guaranty Agreement”), by and among Coty Inc., its wholly-owned domestic subsidiaries signatory thereto and any other wholly-owned subsidiary who may become a party thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, the obligations of Coty under the Senior Secured Facilities are guaranteed by certain of Coty’s wholly-owned domestic subsidiaries, subject to certain carve-outs and exceptions.

The summary set forth above is not intended to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, Security Agreement and Guaranty Agreement, attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively.

Item 1.02         Termination of a Material Definitive Agreement.

On the Closing Date, the commitments under the Previous Credit Agreements were terminated and all outstanding loans thereunder repaid.

Some of the lenders under the Previous Credit Agreements and/or their affiliates have or may have had various relationships with the Company and its subsidiaries involving the provision of a variety of financial services, including investment banking, underwriting, commercial banking, letters of credit, for which the lenders and/or affiliates receive customary fees and, in some cases, out-of-pocket expenses.

Item 2.03          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01           Financial Statements and Exhibits

(d)	Exhibits:

Exhibit No.	Description
10.1	Credit Agreement, dated as of October 27, 2015, by and among Coty Inc., the other borrowers party thereto from time to time, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the other agents from time to time party thereto.
10.2	Pledge and Security Agreement, dated as of October 27, 2015, by and among Coty Inc., its subsidiaries signatory thereto and any other subsidiary who may become a party thereto and JPMorgan Chase Bank, N.A, as collateral agent.
10.3	Guaranty Agreement, dated as of October 27, 2015, by and among Coty Inc., its subsidiaries signatory thereto and any other subsidiary who may become a party thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Coty Inc.
(Registrant)

Date: October 30, 2015	By:	/s/ Jules P. Kaufman
Jules P. Kaufman
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Credit Agreement, dated as of October 27, 2015, by and among Coty Inc., the other borrowers party thereto from time to time, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the other agents from time to time party thereto.
10.2	Pledge and Security Agreement, dated as of October 27, 2015, by and among Coty Inc., its subsidiaries signatory thereto and any other subsidiary who may become a party thereto and JPMorgan Chase Bank, N.A, as collateral agent.
10.3	Guaranty Agreement, dated as of October 27, 2015, by and among Coty Inc., its subsidiaries signatory thereto and any other subsidiary who may become a party thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent.